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                                                                     EXHIBIT 4.9

                      SHARE TRANSFER RESTRICTION AGREEMENT


         THIS SHARE TRANSFER RESTRICTION AGREEMENT (this "Agreement") is made and entered into as of January 23, 2006 (the "Effective Date"), by and between ATS Medical, Inc., a Minnesota corporation ("Parent"), and _____, [a _____ corporation OR an individual resident of the state of _____] (the "Significant Stockholder"). Each term used herein but not otherwise defined herein shall have the meaning ascribed thereto in that certain Agreement and Plan of Merger, dated of even date herewith, by and among Parent, 3F Therapeutics, Inc. (the "Company"), Seabiscuit Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the other parties thereto (the "Merger Agreement").

         WHEREAS, upon the Closing, and pursuant to the terms and conditions of the Merger Agreement, the Merger Subsidiary shall be merged with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger;

         WHEREAS, pursuant to the terms and conditions of the Merger Agreement, Parent will issue to the Stockholders, or deposit in escrow with an escrow agent, a number of shares of its common stock, $0.01 par value per share ("Parent Common Stock"), following the consummation of the Merger ("Initial Merger Consideration"), and thereafter may issue to the Stockholders additional Parent Common Stock if certain milestones are achieved ("Contingent Merger Consideration" and together with Initial Merger Consideration, "Merger Consideration");

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated in the Merger Agreement that the Significant Stockholder execute this Agreement to restrict the transfer of Parent Common Stock received as Merger Consideration on the terms and conditions contained herein; and

         WHEREAS, the Significant Stockholder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation, or alienation of Parent Common Stock received as Merger Consideration in order to provide for an orderly market for Parent Common Stock subsequent to the Closing.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Transfer Restrictions.

         (a) Transfer Restriction upon Certain Initial Merger Consideration. The Significant Stockholder hereby agrees not to sell, pledge, hypothecate, offer to sell, contract to sell (including, without limitation, any short sale), grant any option, right or warrant to purchase or otherwise transfer, assign, or dispose of, directly or indirectly ("Transfer"), any shares of Parent Common constituting Initial Merger Consideration, but not including Escrow Shares ("Initial Shares") prior to the six-month anniversary of the Effective Time (the "Initial Restriction Period"). Upon the expiration of the Initial Restriction Period, the Initial Shares shall be subject to



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               an additional Transfer restriction (the "Subsequent Restriction
               Period"), which Transfer restriction will lapse as follows: on the one-month anniversary of the commencement of the Subsequent Restriction Period, and on each of the five successive monthly anniversaries thereafter, the Transfer restriction shall lapse with respect to one-sixth (1/6th) of the Initial Shares, with all Transfer restrictions under this Section 1(a) lapsing upon the expiration of the Subsequent Restriction Period.

         (b) Transfer Restriction upon Escrow Shares. The Significant Stockholder hereby agrees not to Transfer any shares of Parent Common constituting Escrow Shares, except that during each of the five months following the Distribution Date, this Transfer restriction shall lapse with respect to one-sixth (1/6th) of the Escrow Shares. On the date that is six months after the Distribution Date, the transfer restriction shall lapse with respect to the remaining portion of such Escrow Shares.

         (c) Transfer Restriction upon Contingent Merger Consideration. The Significant Stockholder hereby agrees not to Transfer any shares of Parent Common Stock received as Contingent Merger Consideration ("Contingent Shares"), if any, during the six-month period following the date of receipt of any Contingent Shares (each such date, a "Contingent Share Receipt Date"), if such Transfer would violate the provisions of this Section 1(c). The Transfer restriction described in this Section 1(c) will lapse as follows: on the one-month anniversary of a Contingent Share Receipt Date, and on each of the five successive monthly anniversaries thereafter, the Transfer restriction shall lapse with respect to one-sixth (1/6th) of the Contingent Shares received on such Contingent Share Receipt Date, with all Transfer restrictions under this Section 1(c) lapsing upon the expiration of such six-month period.

         (d) No Transfer in violation of Section 1(a), (b) or (c) will be effective for any purpose or confer on any transferee or purported transferee any rights whatsoever.

         (e) Permitted Parent Common Stock Transfers. Notwithstanding anything contained in this Agreement to the contrary, the Significant Stockholder may transfer Parent Common Stock received as Merger Consideration in accordance with the Exchange Act and the Securities Act to (i) a spouse, a lineal ancestor or descendant, or adopted child, of the Significant Stockholder, (ii) a trust for the primary benefit of the Significant Stockholder or the foregoing individuals, (iii) if the Significant Stockholder is a partnership, any Person that is a current or former limited or general partner of such partnership; (iv) if the Significant Stockholder is a limited liability company, any Person that is a current or former member of the Significant Stockholder; or (v) to any Affiliate of the Significant Stockholder; provided, however, that the transferee of such Parent Common Stock shall agree to be bound by the limitations set forth in this Agreement.

         (f) Beneficial Rights of Significant Stockholder. Except as otherwise provided in any agreements between Parent and the Significant Stockholder, the Significant



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               Stockholder shall be entitled to its beneficial rights of
               ownership of Parent Common Stock received as Merger Consideration, including without limitation the right to receive dividends and to vote such Parent Common Stock for any and all purposes; provided, however, that the Significant Stockholder shall not be entitled to any beneficial rights of ownership, including the right to vote, of the Escrow Shares until such shares have been released from escrow to the Significant Stockholder in accordance with the terms of the Escrow Agreement.

         (g) Legends. In addition to any legends that may be required by state securities or other applicable laws, the Significant Stockholder acknowledges that the stock certificates evidencing Parent Common Stock issued as Merger Consideration will be endorsed with the following legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN A SHARE TRANSFER RESTRICTION AGREEMENT ENTERED INTO BETWEEN PARENT AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PARENT.

               Parent shall remove and/or to cause the transfer agent of the Parent Common stock to remove, the above legend set forth on any and all stock certificate(s) representing shares of Parent Common Stock, and to issue to the Significant Stockholder a new stock certificate or certificates without such legend, promptly following (a) expiration of any Transfer restrictions imposed hereunder upon shares of Parent Common Stock as to which such Transfer restrictions have expired and (b) the surrender to Parent or the transfer agent by the Significant Stockholder of the stock certificate or certificates bearing such legend for reissuance of stock certificates without such legend as to those shares as to which the Transfer restrictions have expired.

         (h) Waiver of Transfer Restrictions by Parent. Notwithstanding anything to the contrary set forth in this Agreement, Parent may, in its sole and absolute discretion, at any time and from time to time, waive any of the restrictions contained in this Agreement as such restrictions apply to the Parent Common Stock held by the Significant Stockholder to increase the liquidity of Parent Common Stock or if such waiver would otherwise be in the best interests of Parent.

         (i) Stock Splits and Stock Dividends. The restrictions on the Transfer of Parent Common Stock covered by this Agreement shall also apply to any securities issued to Significant Stockholder in the event of a stock dividend or distribution, a forward or a reverse stock split, or otherwise reclassification of shares of Parent Common Stock to the extent and for the duration that the shares of Parent Common stock with respect to which such securities were issued are subject to the Transfer restrictions hereunder.



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2.       Representations and Warranties of the Significant Stockholder. The
         Significant Stockholder represents, warrants, and agrees as follows:

         (a) Authorization. If the Significant Stockholder is not an individual, this Agreement has been duly authorized by all necessary action on the part of the Significant Stockholder, has been duly executed by an authorized officer or representative of the Significant Stockholder and is a legal, valid and binding agreement of the Significant Stockholder, enforceable against the Significant Stockholder in accordance with its terms. If the Significant Stockholder is an individual, the Significant Stockholder has the legal capacity to enter into this Agreement, and the Agreement has been duly executed by the Significant Stockholder and is a legal, valid and binding agreement of the Significant Stockholder, enforceable against the Significant Stockholder in accordance with its terms.

         (b) Enforcement of Transfer Restrictions. As long as shares of Parent Common Stock of the Significant Stockholder are subject to Transfer restrictions pursuant to Section 1 hereof and in order to permit enforcement of the restrictions contained herein, Significant Stockholder agrees that Parent may note in the stock transfer records of Parent the restrictions contained in this Agreement as and to the extent then applicable, and the Significant Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent acting on behalf of Parent with respect to Parent Common Stock subject to this Agreement until such shares are no longer subject to such Transfer restrictions.

3.       Miscellaneous.

         (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly permitted hereunder, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

         (b) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         (c) Injunctive and Equitable Relief. If the Significant Stockholder fails to adhere fully to the terms and conditions of this Agreement, the Significant Stockholder shall be liable to Parent for any damages suffered by reason of any such breach of the terms and conditions hereof. The Significant Stockholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Significant Stockholder further agrees that in the event of a breach of any of the terms or conditions of this Agreement by the Significant Stockholder, and in addition to all other remedies that may be available in law or in equity to Parent, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the Significant


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               Stockholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Significant Stockholder to perform its obligations hereunder is fair and reasonable.

         (d) Cumulative Remedies. Except as otherwise provided herein, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         (f)   Amendments; No Waivers.

               (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (ii) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
                      The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (g) Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         (h) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered,
               (b) if mailed, two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and



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               addressed to the intended recipient as set forth below, (c) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received; provided, however, that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent::

               If to Parent:

                      To:   ATS Medical, Inc.
                            3905 Annapolis Lane #105
                            Minneapolis, Minnesota 55447
                            Attn:   Rick Curtis, Vice President Marketing and
                            Business Development
                            Fax:    (763) 553-1492

                      With a copy to:

                            Oppenheimer Wolff & Donnelly LLP
                            3300 Plaza VII
                            45 South Seventh Street
                            Minneapolis, Minnesota 55402
                            Attn:   Thomas A. Letscher, Esq.
                            Fax:    (612) 607-7100

               If to the Significant Stockholder:

                      To:
                         -------------------------------------------

                         -------------------------------------------

                         -------------------------------------------

                         -------------------------------------------
                         Fax:

         (i) Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (j) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.




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         (k)   Severability. If any provision of this Agreement, or the
               application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         (l) Further Assurances. The Significant Stockholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

         (m) Termination of Agreement. In the event of (a) a tender offer to purchase all or substantially all of Parent's issued and outstanding securities, or (b) a merger, consolidation, or other reorganization of Parent with or into an unaffiliated entity, and if in the case of any such merger, consolidation or other reorganization, the requisite number of the record and beneficial owners of Parent's securities then outstanding are voted in favor of such merger, consolidation, or other reorganization, and such merger, consolidation, or other reorganization is completed, then this Agreement shall terminate as to any securities of the Significant Stockholder then subject to the Transfer restrictions hereunder as of (1) in the case of such tender offer, immediately prior to the tender by the Significant Stockholder of any such securities in such tender offer and (2) in the case of a merger, consolidation or other reorganization, immediately prior to the closing of such event and, in all such cases, any and all securities of Parent, including without limitation Parent Common Stock, restricted pursuant hereto shall be released from such restrictions as of such applicable time.

                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, the parties hereby execute this Agreement effective the day and year first above written.

                                       ATS MEDICAL, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                 SIGNATURE PAGE
                      SHARE TRANSFER RESTRICTION AGREEMENT

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                      SHARE TRANSFER RESTRICTION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                  This is a counterpart signature page to that certain Share Transfer Restriction Agreement (the "Agreement"), dated effective as of January 23, 2006 and entered into by and between Parent and the undersigned. The undersigned, through execution and delivery of this counterpart signature page, hereby intends to be legally bound by the terms of the Agreement.



                              -------------------------------------------
                                             (Printed Name)


                              -------------------------------------------
                                               (Signature)



                              -------------------------------------------
                                            (Street Address)


                              -------------------------------------------
                                            (City and State)

                      SHARE TRANSFER RESTRICTION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                  This is a counterpart signature page to that certain Share Transfer Restriction Agreement (the "Agreement"), dated effective as of January 23, 2006 and entered into by and between Parent and the undersigned. The undersigned, through execution and delivery of this counterpart signature page, hereby intends to be legally bound by the terms of the Agreement.


                                   [NAME]


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title: